===================================================================================================================

                                                   UNITED STATES
                                        SECURITIES AND EXCHANGE COMMISSION
                                              Washington, D.C. 20549

                                                     FORM 8-K

                                                  CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                        Date of Report (Date of earliest event reported): October 21, 2004

                                        SOUTHERN CALIFORNIA EDISON COMPANY
                              (Exact name of registrant as specified in its charter)

                 CALIFORNIA                           001-2313                              95-1240335
        (State or other jurisdiction                 (Commission                         (I.R.S. Employer
              of incorporation)                     File Number)                        Identification No.)

                                             2244 Walnut Grove Avenue
                                                  (P.O. Box 800)
                                            Rosemead, California 91770
                           (Address of principal executive offices, including zip code)

                                                   626-302-1212
                               (Registrant's telephone number, including area code)

===================================================================================================================
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

         This current report includes forward-looking statements.  These forward looking statements are based on current expectations and projections about future events based on knowledge of facts as of the date of this current report and assumptions about future events.  These forward-looking statements are subject to various risks and uncertainties that may be outside the control of Southern California Edison Company.  Southern
California Edison has no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

                                             Section 8 - Other Events

Item 8.01  Other Events.

         As previously disclosed, Southern California Edison Company's San Onofre nuclear plant has experienced degradation in its steam generator tubes, and the company is planning for replacement of the steam generators in
2009 and 2010.  The San Onofre units each include a pressurizer tank that contains 30 heater penetrations fabricated from the same material used in the steam generator tubes.  These penetrations, also known as sleeves, are 13-inch long sections of pipe welded into the bottom of the pressurizer.  During the current Unit 3 refueling outage, Southern California Edison performed inspections of two sleeves and found evidence of degradation.
Degradation of the pressurizer sleeves has been a concern in the nuclear industry for some time, and Southern
California Edison had been planning to replace all of the sleeves in Units 2 and 3 during the next refueling for each unit in 2005 and 2006.  Southern California Edison has decided to move the planned replacement of Unit 3's pressurizer sleeves forward from 2006 to the current outage.  This extra work will lengthen the current outage from 55 days to the range of 95 to 110 days.  Extending the current outage to do this work now allows Southern
California Edison to move the 2006 refueling outage, previously scheduled for the summer of 2006, out of the peak summer period to the fall or winter of 2006.  Southern California Edison will incur about $9 million of capital expenditures during 2005 that otherwise would have occurred in 2006.  Southern California Edison plans to replace the pressurizer sleeves in Unit 2 during its next scheduled outage in 2005.

         During the current outage, Southern California Edison also conducted a planned inspection of the Unit 3 reactor vessel head and found indications of degradation.  Although the degradation is far below the level at which leakage would occur, Southern California Edison plans to make repairs during the current outage using readily available tooling and a Nuclear Regulatory Commission-approved repair technique.  While this is San
Onofre's first experience of this kind of degradation to the reactor vessel heads, the detection and repair of similar degradation at other plants are now common in the industry.  SCE plans to replace the Unit 2 and Unit 3 reactor vessel heads during refueling outages in 2009-2010.

         The California Public Utilities Commission will review the reasonableness of outage-related capital costs and replacement power costs in future ratemaking proceedings.  Southern California Edison believes the costs are reasonable, recovery of the costs should be authorized, and that the acceleration of the needed repairs should not impact its earnings.

         On October 21, 2004, Southern California Edison issued a press release announcing the planned replacement and repair activities.  A copy of the press release is attached as Exhibit 99.1.

                                   Section 9 - Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

(c)      Exhibits

         See the Exhibit Index below.

                                                    SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                          SOUTHERN CALIFORNIA EDISON COMPANY
                                                          (Registrant)

                                                          /s/ KENNETH S. STEWART
                                                          -------------------------------------------------
                                                          KENNETH S. STEWART
                                                          Assistant General Counsel and Assistant Secretary

DATE:  OCTOBER 21, 2004

                                                   EXHIBIT INDEX

Exhibit No.             Description

99.1                    Press Release of Southern California Edison Company, dated October 21, 2004.